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                                  EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-51744, No. 33-65239, No. 333-12189, No. 333-62187
and No. 333-84219 pertaining to the 1991 Stock Option Plan of MSC.Software Corporation, the MSC.Software Corporation 1996 Employee Stock Purchase Plan and the 1998 Stock Option Plan of MSC.Software Corporation and to the incorporation by reference in the Registration Statements (Form S-3 No. 333-89317 and 333-86809) of MSC.Software Company and the related Prospectuses and amendment No. 1 to the Registration Statement (Form S-3 No. 333-89319) and the related Prospectus of our report dated February 23, 2000, with respect to the consolidated financial statements of MSC.Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                              /s/ Ernst & Young LLP



Los Angeles, California
March 24, 2000

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